UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2008
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of principal executive offices)		92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1300
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 4 pages.

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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Director

On August 5, 2008, William J. Young was appointed to the board of directors of Fuel Systems Solutions, Inc. Mr. Young is considered an "independent director" pursuant to the regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market.

An automotive industry veteran with more than 30 years of experience, Mr. Young, 65, served as a director for Oregon-based Lithia Motors, a billion dollar automotive retailer listed on the New York Stock Exchange, from March 1997 until July 2008. He also served as executive director of J.D. Power and Associates, a global marketing information services firm specializing in consumer research for the automotive industry, from September 2003 through February 2008. From 1994 through July 2000, Mr. Young was the Chairman of the Board, President and Chief Executive Officer of Advanced Machine Vision Corporation, operating in the machine vision industry. Prior to 1994, Mr. Young served with Volkswagen of America in various capacities for a period of 18 years, most recently as its President and Chief Executive Officer. Mr. Young also has extensive experience as an independent automotive marketing consultant.

Mr. Young was appointed as director following the recommendation of the company's nominating and corporate governance committee. Mr. Young was also appointed to be the chair of the compensation committee of the board of directors. He will be compensated pursuant to our director compensation policy.

Committees of the Board of Directors

Audit Committee. Current members of the Audit Committee are Douglas R. King (Chair), Norman L. Bryan and James W. Nall. The Board of Directors has determined that Mr. King is an Audit Committee Financial Expert within the current rules of the Securities and Exchange Commission. The members of the Audit Committee are "independent" as defined in Nasdaq Marketplace Rule 4200(a)(15) and meet the additional requirements set forth in Nasdaq Marketplace Rule 4350(d)(2)(A).

 Compensation Committee. Current members of the Compensation Committee are William J. Young (Chair), Norman L. Bryan and Aldo Zanvercelli. All of the members of the Compensation Committee are "independent" as defined in Nasdaq Marketplace Rule 4200(a)(15).

Nominating and Corporate Governance Committee. Current members of the Nominating and Corporate Governance Committee are Norman L. Bryan (Chair), Marco Di Toro Douglas R. King and Aldo Zanvercelli. The members of the Nominating and Corporate Governance Committee are "independent" as defined in Nasdaq Marketplace Rule 4200(a)(15).

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release dated August 8, 2008 regarding William J. Young's appointment as a director of Fuel Systems Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: August 7, 2008	By: /s/ Bill E. Larkin___________ Bill E. Larkin Chief Financial Officer